SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
        Securities Exchange Act of 1934 (Amendment No.  )

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    (AS PERMITTED BY RULE 14A-6(E)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240-14a-12

                  Capital City Bank Group, Inc.
---------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)


 ---------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

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    (2) Form, Schedule or Registration Statement No:

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    (4) Date Filed:

NOTICE OF 2001 ANNUAL MEETING OF SHAREOWNERS AND PROXY STATEMENT

                  Capital City Bank Group, Inc.
                     217 North Monroe Street
                   Tallahassee, Florida 32301

                                                  [LOGO OF CAPITAL CITY BANK]

___________________________________________________________________________

CONTENTS
___________________________________________________________________________


LETTER TO SHAREOWNERS

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

PROXY STATEMENT

General Information                                                      1

Corporate Governance                                                     2

Nominees For Election As Directors                                       3

Continuing Directors And Executive Officers                              4

Audit Committee Report                                                   5

Compensation Committee Report                                            6

Share Ownership                                                          8

Executive Officers and Transactions With Management                     10

Summary Compensation Table                                              11

Incentive Compensation and Stock Purchase Plans                         12

Retirement Plans                                                        13

Five-Year Performance Graph                                             15

Ratification of Auditors                                                16

Annual Report                                                           17



EXHIBIT A - Charter of the Audit Committee of the Board of Directors    A-1

_________________________________________________________________________

LETTER TO SHAREOWNERS
_________________________________________________________________________


                  CAPITAL CITY BANK GROUP, INC.
                     217 North Monroe Street
                   Tallahassee, Florida 32301





April 3, 2001



Dear Fellow Shareowners:

You are cordially invited to attend the 2001 Annual Meeting of Shareowners at 4:00 p.m., local time, on Tuesday, April 24, 2001, at the Florida State Conference Center in Tallahassee, Florida.

At the meeting, I will report on the state of Capital City's business and plans for the future. Also, we will elect three
Class I directors to our board of directors and ratify our accountants for fiscal 2001.

Your board of directors encourages the vote of every shareowner.
The meeting will begin at 4:00 p.m. I hope you will come early and join your friends for light refreshments at 3:30 p.m.

Your vote is important. Whether or not you plan to be present at the meeting, please review the proxy materials and return your proxy instructions by Friday, April 13, 2001.

Sincerely,

/s/ William G. Smith, Jr.

William G. Smith, Jr.
President and Chief Executive Officer

_____________________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREOWNERS
_____________________________________________________________________________





-----------------------------------------     -------------------------------
TIME                                          PLACE
-----------------------------------------     -------------------------------
4:00 p.m., local time, on April 24, 2001      Florida State Conference Center
                                              555 West Pensacola Street
                                              Tallahassee, Florida

-----------------------------------------     -------------------------------
BUSINESS                                      RECORD DATE
-----------------------------------------     -------------------------------
(1)  Elect three Class I directors to the     Shareowners owning Capital City
     board of directors                       Bank Group shares at the close
                                              of business on March 9, 2001,
(2)  Ratify the appointment of Arthur         are entitled to attend and vote
     Andersen LLP as the auditors for the     at the meeting
     fiscal year ending December 31, 2001

(3)  Transact other business properly
     coming before the meeting or any
     adjournment of the meeting

-----------------------------------------     -------------------------------
DOCUMENTS                                     VOTING
-----------------------------------------     -------------------------------
The Proxy Statement, proxy card, and          Even if you plan to attend the
Capital City Bank Group Annual Report are     meeting in Tallahassee, please
included in this mailing                      provide us your voting
                                              instructions in one of the
                                              following ways as soon as
                                              possible:

                                              (1)  Internet - use the internet
                                                   address on the proxy card
                                              (2)  Telephone - use the toll-free
                                                   number on the proxy card
                                              (3)  Mail - mark, sign, and date
                                                   the proxy card and return in
                                                   the enclosed postage-paid
                                                   envelope


By Order of the Board of Directors, J. Kimbrough Davis, Corporate
Secretary, April 3, 2001

____________________________________________________________________________

PROXY STATEMENT - GENERAL INFORMATION
____________________________________________________________________________

Q:Why am I receiving this Proxy Statement and proxy card?
A:The board of directors is soliciting your proxy for the 2001
  Annual Meeting of Shareowners and any adjournments of this meeting. The meeting will be held at 4:00 p.m., local time, on Tuesday, April 24, 2001, at the Florida State Conference Center, 555 West Pensacola Street, Tallahassee, Florida. This Proxy Statement and the proxy card are being provided to shareowners on or about April 3, 2001.

Q:What is being voted upon?
A:The election of three Class I directors and the ratification of the Company's auditors. None of the proposals to be considered create dissenter's rights. We are not aware of any other matters to be presented to the meeting; however, the holders of the proxies will vote in their discretion on any other matters properly presented.

Q:Who can vote?
A:All shareowners of record on the record date of March 9, 2001.
  On that date, there were 10,759,041 Capital City Bank Group common shares outstanding and entitled to vote, and these shares were held of record by approximately 1,599 shareowners.

Q:How much does each share count?
A:Each share counts as one vote. For the proposals scheduled to be voted upon at the meeting, withheld votes on directors, abstentions and shares held by a broker that the broker fails to vote are all counted to determine a quorum, but are not counted for or against the matters being considered.

Q:How do I give voting instructions?
A:You may attend the meeting and give instructions in person or by the Internet, by telephone, or by mail. Instructions are on the proxy card. The appropriate individuals named on the enclosed proxy card will vote all properly executed proxies that are delivered in response to this solicitation and not later revoked in accordance with the instructions given by you.

Q:Can I change my vote?
A:Yes, you may revoke your proxy by submitting a later proxy or by written request received by the Company's corporate secretary before the meeting. You may also revoke your proxy at the meeting and vote in person.

Q:What does it mean if I get more than one proxy card?
A:You will receive a proxy card for each account that you have.
  Please vote proxies for all accounts to ensure that all your shares are voted.

Q:When are shareowner proposals due for the 2002 Annual Meeting? A:Shareowner proposals that are to be included in the Proxy
  Statement for the 2002 meeting must be received by December 7, 2001. Shareowner proposals for the 2002 meeting that are not intended to be included in the proxy statement for that meeting must be received by February 19, 2002 or the board of directors can vote the proxies in its discretion on the proposal. Proposals must comply with the proxy rules and be submitted in writing to:

  J. Kimbrough Davis
  Corporate Secretary
  Capital City Bank Group, Inc.
  217 North Monroe Street
  Tallahassee, Florida 32301

Q:Who pays for soliciting proxies?
A:The Company pays the cost of soliciting proxies. The officers or other employees of the Company or its subsidiaries may solicit proxies to have a larger representation at the meeting.

________________________________________________________________________

CORPORATE GOVERNANCE
________________________________________________________________________

How is the Company organized?
Capital City Bank Group is a financial holding company managed by a core group of officers and governed by a board of directors that has been set at eight members. The board of directors is divided into three classes.

What are directors paid for their services?
Only non-employee directors are compensated for board service.
The pay components for 2000 were:

   Annual Retainers:
*  $6,000 for each member of the board of directors

* $1,000 additional annual retainer if serving as chairman of a board committee

   Meeting Fees:
*  $500 for each board meeting attended

*  $50 per hour for each committee meeting attended

Directors are also permitted to purchase shares of common stock at a 10% discount from fair market value under the 1996 Director
Stock Purchase Plan. Purchases under this Plan may not exceed the annual retainer and meeting fees received.

COMMITTEES OF THE BOARD

Audit Committee:

*  Members are Mr. Humphress, Chairman; Mr. Lewis; and Ms. Knox.

* Consists only of members that are "independent" as that term is defined in Rule 4200(A)(15) of the National Association of Securities Dealers listing standards

*  Met five times in 2000

* Oversees the Company's auditing, accounting, financial reporting, legal compliance, and internal control functions

* Monitors and reviews the Company's compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act of 1991 and reviews regulatory reports

* Reviews independent accountants' report on the Company's financial statements, significant changes in accounting principles and practices, significant proposed adjustments, and any unresolved disagreements with management concerning accounting or disclosure matters

* Recommends independent accountants and reviews their services, fees, and the scope and timing of audits

* Operates according to a written charter, a copy of which is attached as Exhibit A

Compensation Committee:

*  Members are Mr. Cox, Chairman; Mr. Humphress; Ms. Knox;
   Mr.Lewis and Mr. Wight

*  Met three times in 2000

*  Evaluates performance of the President and Chief Executive
   Officer and recommends compensation

*  Administers executive compensation plans

The board of directors does not have a standing nominating committee. The whole board of directors performs this function.

MEETINGS
The board of directors met 12 times in 2000. Average director attendance at all board and committee meetings was 97.9%. No director attended less than 75% of the applicable meetings.

_______________________________________________________________________

NOMINEES FOR ELECTION AS DIRECTORS
_______________________________________________________________________

The board of directors is divided into three classes, designated
Class I, Class II and Class III. The directors in each class are elected for terms of three years or until their successors are duly elected and qualified.

At the meeting, the shareowners will elect three Class I directors. The individuals named on the enclosed proxy card will vote, unless instructed otherwise, each properly delivered proxy for the election of the following nominees as directors. If a nominee is unable to serve, the shares represented by all valid proxies that have not been revoked will be voted for the election of a substitute as the board of directors may recommend, or the board of directors may by resolution reduce the size of the board of directors to eliminate the resulting vacancy. At this time, the board of directors knows of no reason why any nominee might be unavailable to serve, except that Mr. Wight will reach the age of 72 in 2001 and it is expected he will resign from the board of directors at the end of 2001 in accordance with Company policy. The vacancy created by the retirement of Mr. Wight may or may not be filled at that time.

CLASS I DIRECTOR NOMINEES:
--------------------------

CADER B. COX, III
Mr. Cox, 51, has been a director since October 1994.  Since June
1976, he has served as President of Riverview Plantation, Inc., a resort and agricultural company.

WILLIAM G. SMITH, JR.
Mr. Smith, 47, has been a director since 1982. In January 1995, he was elected President and Chief Executive Officer of the Company and Chairman of Capital City Bank. Mr. Smith served as Executive Vice President and Chief Operating Officer of the Company from 1987 to 1995 and President and Chief Executive Officer of Capital City First National Bank of Tallahassee from 1989 to 1995. Mr. Smith is the first cousin of Lina S. Knox.

JOHN B. WIGHT, JR.
Mr. Wight, 71, has been a Class I director since May 1999. He was Chairman of Grady Holding Company and remains Chairman of its subsidiary, First National Bank of Grady County, which entities were acquired by the Company in May 1999. He is a former owner of Wight Nurseries, Inc., an ornamental plant grower in Cairo, Georgia. From 1980 to 1981, he was President of the American Association of Nurserymen.

If elected, and except as provided above, Messrs. Cox, Smith and Wight will serve as Class I directors until the 2004 Annual Meeting. Messrs. Cox and Smith have served as directors for at least the past five years. Mr. Wight has served as a director since May 1999.

The affirmative vote of a plurality of shares present and entitled to vote is required for the election of directors.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
NOMINEES.

__________________________________________________________________________

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
__________________________________________________________________________



CONTINUING CLASS II DIRECTORS:
------------------------------
(Term expiring in 2002)

THOMAS A. BARRON
Mr. Barron, 48, has been a director since 1982. He is Treasurer of the Company and was elected President of Capital City Bank in January 1995. He served as President of Capital City Second National Bank from 1979 to 1995 and President of Industrial National Bank from 1982 to 1995.

LINA S. KNOX
Ms. Knox, 56, has been a director since January 1998. She is a dedicated community volunteer. Ms. Knox is the first cousin of William G. Smith, Jr.

JOHN R. LEWIS
Mr. Lewis, 58, has been a Class II director since December 1999. He is President and Chief Executive Officer of Super-Lube, Inc., Tallahassee, Florida, which he founded in 1979. From 1997 to 1998, he was the Chairman of Tallahassee Memorial Health Care and currently serves as a board member of this organization.


CONTINUING CLASS III DIRECTORS:
-------------------------------
(Term expiring in 2003)

DUBOSE AUSLEY
Mr. Ausley, 63, has been a director since 1982. He is the Chairman of the Board of the Company and is also Chairman of the law firm of Ausley & McMullen. Since 1992, he has served as a director of TECO Energy, Inc. Since March of 1993, Mr. Ausley has served as a director of Sprint Corporation. From 1982 to 1993, he served as a director of Centel Corporation.

JOHN K. HUMPHRESS
Mr. Humphress, 52, has been a director since October 1994.  Since
1973, he has been a shareholder of Krause Humphress Pace &
Wadsworth, Chartered CPA's.


OTHER EXECUTIVE OFFICERS:
-------------------------

J. KIMBROUGH DAVIS
Mr. Davis, 47, was elected Executive Vice President and Chief Financial Officer of the Company in January 1997. He served as Senior Vice President and Chief Financial Officer from 1991 to 1997. In January 1998, he was elected Executive Vice President and Chief Financial Officer of Capital City Bank.

_________________________________________________________________________

AUDIT COMMITTEE REPORT
_________________________________________________________________________


The Audit Committee has reviewed and discussed with Capital City Bank Group's management the Company's audited financial statements for fiscal 2000. The Audit Committee has also discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, received the written disclosures from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, and discussed with Arthur Andersen LLP its independence. Based primarily on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2000.

Members of the Committee:

John K. Humphress
Lina S. Knox
John R. Lewis


The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company's previous or future filings with the Commission, except as otherwise expressly identified by the Company in any such filing.

_______________________________________________________________________

COMPENSATION COMMITTEE REPORT
_______________________________________________________________________


What Is the Executive Compensation Philosophy?
We are responsible for recommending to the board of directors the compensation of William G. Smith, Jr., the Company's President and Chief Executive Officer. Our intent is to provide a competitive compensation program linked directly to the Company's strategic business objectives and its short-term and long-term operating performance. With the objectives of strengthening company performance and maximizing shareowner value over time, this policy serves to align the interests of the President and Chief Executive Officer with those of the shareowners.

What Comprises Total Executive Compensation?

*  Base pay

*  Short-term incentives

*  Long-term incentives

Total Executive Compensation
We use a peer group of banks as a guide for determining the level of compensation. The banks in the peer group were chosen based on the similarities with the Company relative to size and markets served.

We also periodically engage an independent executive compensation consultant to assist in the assessment and evaluation of the appropriateness of the compensation.

Base Salary
We determine base salary by assessing the responsibilities required by the position, the experience of the individual, and the competitive market. Mr. Smith was elected as President and Chief Executive Officer in January 1995. From 1993 to 1998, no adjustments to his base salary were made, even though he assumed additional responsibilities. In 1999, Mr. Smith's base salary increased to $145,000 per year and has not been adjusted since that time. Mr. Smith has also had the opportunity to earn additional compensation under various performance-based compensation plans.

Annual Performance Bonuses
Annual cash bonuses are paid through the profit participation plan. All of the senior level executives participate in this plan.

Performance Goals
We base annual performance bonuses on the attainment of corporate and individual goals that we set at the beginning of the year.

We believe that accomplishing corporate goals is essential for the Company's continued success and sustained financial performance.

The amount of cash bonus which Mr. Smith may earn increases or decreases, within a range, by a multiple of the percentage by which net income exceeds or falls short of established profit goals. The goals are based upon earnings performance. We believe improved earnings performance will translate into long-term increases in shareowner value.

Annual Bonus Payments
Mr. Smith's annual bonus was tied directly to the Company's actual profitability for 2000 compared to targeted profitability. We believe his performance and influence are best measured by the Company's profitability and performance goals. In 2000, his incentive compensation of $243,043, represented 66% of his total cash compensation.

Incentive Plan
The Company maintains an Associate Incentive Plan. Under this plan, Mr. Smith is eligible to earn common stock. Actual grants are determined by the board of directors based on the achievement of short-term and long-term performance goals. These goals are set by the board of directors with reference to several performance factors. The factors are generally based on financial performance, including earnings, operating efficiency, asset quality and growth.

Specific targets and weightings used for establishing short-term and long-term performance goals are subject to change at the beginning of each measurement period, and are influenced by the board of directors' desire to emphasize performance in certain areas. In addition to stock earned in 2000, the Company provided a cash bonus equal to 31% of the value of stock as a partial offset to the tax liability incurred by Mr. Smith.

For achieving short-term performance goals for 2000, Mr. Smith received a payout of 697 shares under this plan, with a fair market value of $24.8125 per share as of December 31, 2000. The opportunity at maximum performance was 1,266 shares.

For achieving long-term performance goals for 2000, Mr. Smith received a payout of 1,458 shares under this plan, with a fair market value of $24.8125 per share as of December 31, 2000. The opportunity at maximum performance was 2,916 shares.

During the five-year period from January 1, 1997 to December 31, 2001, William G. Smith, Jr. is entitled to receive 22,500 shares of common stock as a restricted stock award under the 1996 Incentive Plan. The award vested in five 4,500-share increments as the Company's stock met certain price thresholds. Mr. Smith could forfeit these shares if Mr. Smith's employment is terminated during the five-year period. On December 19, 1997, Mr. Smith was granted 18,000 shares of common stock in accordance with the provisions of this award. On that date, the closing price of the common stock was $26.83 per share. On February 28, 1998, Mr. Smith received the remaining 4,500 shares subject to this award. On that date, the closing price of the common stock was $29.25 per share.

Summary
We believe that the policies and programs described in this report link pay and performance and serve the best interest of shareowners. We frequently review the various pay plans and policies and modify them as we deem necessary to continue to meet the Company's business objectives and philosophy.

Members of the Committee:

Cader B. Cox, III
John K. Humphress
Lina S. Knox
John R. Lewis
John B. Wight, Jr.

__________________________________________________________________________

SHARE OWNERSHIP
__________________________________________________________________________


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's directors and executive officers, and parties owning beneficially more than 10% of the common stock, must file reports with the Securities and Exchange Commission to reflect their interests in the Company's common stock. Copies of these reports must be furnished to the Company. Based solely upon on a review of these reports received by the Company for fiscal 2000 and written representations from some of its officers and directors, the Company believes that each required Section 16(a) report for 2000 was filed on time.


SHARE OWNERSHIP TABLE

Beneficial owners of more than 5% of the common stock are required to file reports with the Securities and Exchange Commission. The following table provides information, as of March 9, 2001, on the common stock beneficially owned by beneficial owners who have filed the required reports, beneficial owners who were known to the Company to beneficially own more than 5% of the common stock, directors, executive officers named in the Summary Compensation Table, and all executive officers and directors as a group.

--------------------------------------------------------------------------------
                                                  Shares          Percentage of
                                               Beneficially        Outstanding
                                                   Owned (1)       Shares Owned
--------------------------------------------------------------------------------
Robert H. Smith(2)                                2,127,827 (3)       19.78%
Post Office Box 11248
Tallahassee, Florida 32302

William G. Smith, Jr.(2)                          2,170,907 (4)       20.18%
Post Office Box 11248
Tallahassee, Florida 32302

John  B. Wight, Jr.                                 635,900 (5)        5.91%
Post Office Box 58
Cairo, Georgia 31728

DuBose Ausley                                       519,176 (6)        4.83%

Thomas A. Barron                                    226,849 (7)        2.11%

Cader B. Cox, III                                   252,734 (8)        2.35%

J. Kimbrough Davis                                   36,283 (9)            *

John K. Humphress                                   362,234 (10)       3.37%

Lina S. Knox(2)                                      69,225 (11)           *

John R. Lewis                                         3,711                *

All Directors and Executive Officers as a
Group (9 Persons)                                 4,033,019           37.48%

*Represents less than one percent.
--------------------------------------------------------------------------------

(1) For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock if he or she has or shares voting or investment power with respect to the shares or has a right to acquire beneficial ownership at any time within 60 days from the record date. "Voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

(2)  Robert H. Smith and William G. Smith, Jr. are brothers, and
  Lina S. Knox is their first cousin.

(3) Includes (i) 63,916 shares in accounts for his children for which Mr. Smith is Custodian; (ii) 360,533 shares held in certain trusts under which Mr. Smith shares voting and investment power as a co-trustee; (iii) 368,252 shares held by a partnership under which Mr. Smith shares voting and investment power; and (iv) 27,528 shares owned by Mr. Smith's wife, of which he disclaims beneficial ownership. Of the shares beneficially owned by Robert H. Smith, 728,785 shares are also beneficially owned by William G. Smith, Jr.

(4) Includes (i) 49,930 shares in accounts for his children for which Mr. Smith is Custodian; (ii) 360,533 shares held in certain trusts under which Mr. Smith shares voting and investment power as a co-trustee; (iii) 368,252 shares held by a partnership under which Mr. Smith shares voting and investment power; and (iv) 21,817 shares owned by Mr. Smith's wife, of which he disclaims beneficial ownership. Of the shares beneficially owned by William G. Smith, Jr., 728,785 shares are also beneficially owned by Robert H. Smith.

(5) Includes 92,708 shares owned by Mr. Wight's wife, of which he disclaims beneficial ownership.

(6) Includes (i) 182,676 held in trust under which Mr. Ausley serves as trustee and has sole voting and investment power;
  and (ii) 4,425 shares owned by Mr. Ausley's wife, of which he disclaims beneficial ownership.

(7) Includes (i) 50,542 shares held in trusts under which Mr. Barron serves as trustee; (ii) 459 shares for which Mr. Barron has power of attorney and may be deemed to be a beneficial owner; and (iii) 18,500 shares owned by Mr. Barron's wife, of which he disclaims beneficial ownership.

(8) Includes 244,000 shares held in a trust under which Mr. Cox shares voting and investment power as a co-trustee, of which he disclaims beneficial ownership.

(9) Includes (i) 944 shares in accounts for his children for which Mr. Davis is Custodian; (ii) 12,879 shares owned jointly by Mr. Davis and his wife; and (iii) 3,265 shares owned by Mr. Davis's wife, directly and through an Individual Retirement Account, all of which he disclaims beneficial ownership.

(10) Includes (i) 77,370 shares held by a limited partnership of which Mr. Humphress is a general partner and shares voting and investment power; (ii) 2,841 shares owned jointly by Mr. Humphress and his wife; (iii) 2,100 shares in accounts for his children for which Mr. Humphress is Custodian; (iv) Includes 244,000 shares held in a trust under which Mr. Humphress shares voting and investment power as a co-trustee; and
  (v) 1,102 shares owned by Mr. Humphress's wife, directly and through an Individual Retirement Account, all of which he disclaims beneficial ownership.

(11) Includes 2,400 shares owned jointly by Ms. Knox and her husband.

______________________________________________________________________

EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT
______________________________________________________________________


EXECUTIVE OFFICERS

Executive officers are elected annually by the board of directors at its meeting following the annual meeting of shareowners to serve for a one year term and until their successors are elected and qualified. Messrs. Ausley, Barron and William G. Smith, Jr. serve as directors and executive officers of the Company and Mr. Davis is an executive officer of the Company. For information pertaining to the business experience and other positions held by these individuals, see "NOMINEES FOR ELECTION AS DIRECTORS" and "CONTINUING DIRECTORS AND EXECUTIVE OFFICERS."




TRANSACTIONS WITH MANAGEMENT AND RELATED PARTIES

During 2000, Capital City Bank, a wholly-owned subsidiary of the Company, had outstanding loans to several of the Company's directors, executive officers, their associates and members of the immediate families of these directors and executive officers. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

DuBose Ausley, Chairman of the Board, is Chairman of Ausley &
McMullen, the Company's general counsel. During 2000, the Company and the Company's subsidiaries paid legal fees to this law firm of approximately $335,000.

Capital City Bank's Apalachee Parkway Office is located on land leased from the Smith Interests General Partnership L.L.P. ("SIGP") in which William G. Smith, Jr., Robert H. Smith and Lina
S. Knox are partners. In addition, a trust for the benefit of Elaine W. Smith, a relative of William G. Smith, Jr. and Robert
H. Smith, of which DuBose Ausley, Chairman of the Board, is trustee, is also a partner of SIGP. As trustee of this trust, Mr. Ausley has the power to vote the SIGP interests owned by the trust. Lease payments during 2000 from the Company to SIGP totaled approximately $81,000.

___________________________________________________________________________

SUMMARY COMPENSATION TABLE
___________________________________________________________________________

The following summary compensation table shows compensation information for the Company's President and Chief Executive Officer and the two other executive officers of the Company who earned over $100,000 in aggregate salary, bonus and other compensation in the fiscal year ended
December 31, 2000.

                                                                                  Long-Term
                                   Annual  Compensation                          Compensation
                           --------------------------------------    ---------------------------------
Name and                                          Other Annual        Restricted   Long-Term Incentive
Principal Position         Year  Salary   Bonus   Compensation (1)   Stock Awards    Plan Payouts(2)
William G. Smith, Jr.
President and Chief
Executive Officer          2000 $145,000  $260,337 (3)  $16,576             ---      $36,177
                           1999 $145,000  $223,981 (3)   $3,612             ---          ---
                           1998 $132,000  $190,108 (3)   $4,582        $131,625 (4)      ---

Thomas A. Barron
Treasurer                  2000 $160,000  $254,857 (3)  $21,145             ---      $50,965
                           1999 $160,000  $171,131 (3)   $3,607             ---          ---
                           1998 $150,000  $74,038  (3)   $4,607             ---          ---

J. Kimbrough Davis
Executive Vice President
and Chief Financial
Officer                    2000 $135,000  $82,062 (3)    $8,569             ---      $18,113
                           1999 $125,000  $61,396 (3)    $1,846             ---          ---
                           1998 $115,000  $55,704 (3)    $2,295             ---          ---

(1) Consists of cash bonuses paid as a tax supplement to participants in the 1996 Incentive Plan.

(2) Consists of the dollar value of all payouts made for long-term performance awards granted under the 1996 Incentive Plan.

(3)  Includes cash bonuses and the dollar value of short-term incentive stock awards.

(4)  During the five-year period from January 1, 1997 to December 31, 2001,
     William G. Smith, Jr. is entitled to receive 22,500 shares of common stock as a restricted stock award under the 1996 Incentive Plan. The award vested in five 4,500-share increments as the Company's stock met certain price thresholds. Mr. Smith could forfeit these shares if Mr. Smith's employment is terminated during the five-year period. On December 19, 1997, Mr. Smith was granted 18,000 shares of common stock in accordance with the provisions of this award. On this date, the closing price of the common stock was $26.83 per share. On February 28, 1998, Mr. Smith received the remaining
     4,500 shares subject to this award. On this date, the closing price of the common stock was $29.25 per share.

_________________________________________________________________________

INCENTIVE COMPENSATION AND STOCK PURCHASE PLANS
_________________________________________________________________________


1996 Associate Incentive Plan

The 1996 Associate Incentive Plan became effective on February 23, 1996. Awards under this plan may be made until December 31, 2005. Under the plan, key associates of the Company who have been selected as participants are eligible to receive awards of equity-based incentive compensation, including stock options, stock appreciation rights, restricted stock awards, performance share units and phantom stock, and combinations of these incentives. The aggregate number of shares of common stock subject to awards under the plan may not exceed 750,000. The plan is administered by the board of directors which has the authority under the plan to establish, adopt and revise plan rules and regulations and to make all determinations relating to the plan.

The plan authorizes the establishment of long-term performance share programs to be effective over designated award periods of not less than one year nor more than five years. At the beginning of each award period, the board of directors establishes performance goals. Performance goals may include financial or other measures of corporate performance and may be determined on an individual basis or by categories of participants. The board of directors has the discretionary authority to adjust performance goals or performance measurement standards as it deems equitable in recognition of extraordinary or non-recurring events experienced during an award period. The board of directors determines the number of performance share units to be awarded, if any, to each participant who is selected to receive an award. The board of directors may add new participants to a performance share program after its commencement by making pro rata grants. At the completion of a performance share program, or at other times as specified by the board of directors, the board of directors will calculate the number of shares earned by multiplying the number of performance share units granted to the participant by a performance factor representing the attainment of the performance goals.

1995 Associate Stock Purchase Plan

The 1995 Associate Stock Purchase Plan became effective on March 20, 1995. Up to 450,000 shares of common stock may be purchased under the 1995 Purchase Plan. The purpose of the plan is to provide associates of the Company and its subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions or other contributions. The plan is intended to qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986. Under the terms of the plan, the common stock purchased by participants is purchased directly from the Company. The plan provides that common stock may be purchased at a discount, not to exceed 15 percent, which is to be fixed by the board of directors.

In fiscal year 2000, 26,397 shares of common stock were purchased under the plan. The board of directors has the right to amend or terminate the plan at any time, provided that no amendment or termination may adversely affect purchase rights previously granted, except that an offering period may be terminated by the board of directors on any exercise date if the board of directors determines that the termination of the plan is in the best interests of the Company and its shareowners.

______________________________________________________________________

RETIREMENT PLANS
______________________________________________________________________


Retirement Plan

The Company maintains a noncontributory, defined benefit retirement plan which covers all full-time associates and part-time associates with 1,000 hours of service annually that are employed by the Company and its subsidiaries. The following table shows the annual retirement benefits payable under the retirement plan to associates based on the stated compensation and years of service, assuming the participant was born in 1954 or later, all service is after 1988, and retirement is at the age of 65.

                                    Years of Accredited Service
                                (Social Security Benefits Not Included)
Compensation                         10 Years     20 Years     30 Years
$  10,000                          $  1,900     $  3,800    $  5,700
   20,000                             3,800        7,600      11,400
   30,000                             5,900       11,900      17,800
   40,000                             8,200       16,400      24,600
   50,000                            10,500       21,000      31,500
   60,000                            12,800       25,500      38,300
   70,000                            15,000       30,100      45,100
   80,000                            17,300       34,700      52,000
   90,000                            19,600       39,200      58,800
  100,000                            21,900       43,800      65,700
  125,000                            27,600       55,200      82,800
  150,000                            33,300       66,600      99,900
  160,000                            35,600       71,100     106,700
  170,000                            37,800       75,200     113,500

Benefits for retirement plan purposes are calculated based upon the average monthly compensation for the highest five consecutive years in the last 10 years of employment. The retirement plan also provides pre-retirement disability and death benefits. For 2001, the maximum annual compensation recognized for benefit purposes is $170,000, and the maximum annual benefit permitted under IRS regulations is $140,000.

As of December 31, 2000, the applicable compensation levels and accredited service for determination of pension benefits for the named executive officers would have been:

                                             Accredited
                            Compensation       Service
  Thomas A. Barron           $334,736           26
  J. Kimbrough Davis         $198,242           19
  William G. Smith, Jr.      $373,775           22

Benefits are equal to the adjusted accrued benefits as of December 31, 1988, computed in accordance with a prior formula, plus a percentage of average monthly compensation for each year of service after 1988. Employees with service prior to 1989 or born prior to 1955 will have different benefits from those shown above, depending upon their year of birth, years of service prior to 1989, and compensation level. No single table is possible for these employees due to the multiple variables involved.

Supplemental Employee Retirement Plan

Effective January 1, 1996, the board of directors of the Company implemented a supplemental employee retirement plan covering William G. Smith, Jr. and Thomas A. Barron. This plan is designed to restore a portion of the benefits Messrs. Smith and Barron would otherwise receive under the Retirement Plan if these benefits were not limited by the tax laws. Participants under the Retirement Plan receive benefits determined by a formula that is based on average monthly compensation. Due to the tax law limitations, the relative benefits payable to Messrs. Smith and Barron are significantly less than those of other Retirement Plan participants. The supplemental plan provides additional benefits, which, when combined with benefits payable under the Retirement Plan, approximate 60 percent of average monthly compensation, which more closely aligns the benefits payable to Messrs. Smith and Barron with those of other Retirement Plan participants. The Supplemental Plan is not a qualified plan under the tax laws. The Company has no obligation to fund the supplemental plan but accrues for its anticipated obligations under the supplemental plan on an annual basis.

401(k) Profit Sharing Plan

On October 1, 1997, the Company adopted a 401(k) plan. The purpose of the 401(k) plan is to serve as a supplementary retirement plan for employees who are eligible to participate.
It is primarily intended to provide a convenient program of regular savings and investment for eligible employees. The 401(k) plan is presently administered by the Retirement Committee of Capital City Bank, a wholly-owned subsidiary of the Company. Capital City Trust Company, an indirect wholly-owned subsidiary of the Company, serves as trustee of the trust fund into which funds contributed under the 401(k) plan and the earnings under the 401(k) plan are held. One investment option provided by the 401(k) plan is a fund of the Company's common stock. Up to 75,000 shares of common stock may be purchased under the 401(k) plan. During fiscal year 2000, no shares of common stock were issued under the 401(k) plan, but open market purchases in the amount of 1,049 shares were made by plan participants.

________________________________________________________________________

FIVE-YEAR PERFORMANCE GRAPH
________________________________________________________________________


This performance graph compares the cumulative total shareholder return on the Company's common stock with the NASDAQ - Total US and the NASDAQ Bank Index for the past five years. The graph assumes that $100 was invested on December 31, 1995 in the Company's common stock and each of the above indices, and that dividends are reinvested. The shareholder return shown below for the five-year historical period may not be indicative of future performance.


                     Capital City Bank Group, Inc.

                    [PERFORMANCE GRAPH APPEARS HERE]


                                          Period Ending
                     -----------------------------------------------------
Index                12/31/95 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
--------------------------------------------------------------------------
Capital City
  Bank Group, Inc.    100.00   182.35   294.92   306.46   243.80   288.99
NASDAQ - Total US*    100.00   123.04   150.69   212.51   394.92   237.62
NASDAQ Bank Index*    100.00   132.04   221.06   219.64   211.14   241.08

_________________________________________________________________________

RATIFICATION OF AUDITORS
_________________________________________________________________________


ITEM NO. 2 -- RATIFICATION OF AUDITORS

The board of directors appointed Arthur Andersen LLP, independent certified public accountants, as the Capital City Bank Group's independent auditors for the fiscal year ending December 31, 2001. Arthur Andersen LLP has served as the Company's independent auditors since the 1994 fiscal year.

With respect to fiscal year 2001, Arthur Andersen LLP will audit the Company's consolidated financial statements, provide limited reviews of quarterly reports, perform services related to filings with the Securities and Exchange Commission, prepare the Company's tax returns and perform various consultation services.

Representatives of Arthur Andersen LLP may be present at the meeting to respond to appropriate questions and to make any statements as they may desire.

Fees billed to Capital City Bank Group by Arthur Andersen LLP during Fiscal 2000:

     Audit Fees - Audit fees billed to Capital City Bank Group by
     Arthur Andersen LLP during the Company's 2000 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $155,000.

     Financial Information Systems Design and Implementation Fees
     - The Company did not engage Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

     All Other Fees - Fees billed to the Company by Arthur
     Andersen LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $218,000.

Shareowner ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the Company's By-Laws or other applicable legal requirement. However, the Board is submitting the selection of Arthur Andersen LLP to the shareowners for ratification as a matter of good corporate practice. If the shareowners fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the board of directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareowners.

The proposal to ratify Arthur Andersen LLP as independent auditors will be approved if the votes cast by the shareowners present, or represented, at the meeting and entitled to vote on the matter favoring this proposal exceed the votes cast in opposition to the proposal.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

__________________________________________________________________

ANNUAL REPORT
__________________________________________________________________


The Company has filed an annual report for the fiscal year ended December 31, 2000 on Form 10-K with the Securities and Exchange Commission. Shareowners may obtain, free of charge, a copy of the Company's annual report on Form 10-K by writing to the Chief Financial Officer at the Company's corporate address.

                            EXHIBIT A
                            ---------

    Charter of the Audit Committee of the Board of Directors


Title
-----
The title of this Committee shall be the Audit Committee of the Board of Directors of Capital City Bank Group, Inc.


Composition
-----------
The Audit Committee shall be composed of a minimum of three directors. The independence and qualifications of the members of the Committee shall at all times satisfy the requirements of the National Association of Securities Dealers, Inc. ("NASD").

The independence and qualifications of the Committee members will be monitored on an annual basis by the Board.


Reporting Structure
-------------------
The independent certified public accountants will be ultimately accountable to the Board and Audit Committee, as representatives of the shareholders.

Purposes
--------
The primary purposes of the Audit Committee are to provide independent and objective oversight of the accounting and financial reporting functions and internal controls of the Company and its subsidiaries and to ensure the objectivity of the Company's financial statements. The Committee's function is one of oversight and review, and it is not required to prepare or audit the financial statements, to define the scope of the audit, to control the Company's accounting policies and practices, or to define the standards used in preparing the financial statements. In furtherance of its purposes, the Committee shall:

1. Provide assistance to the Board in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices.

2. Facilitate communications between the Board, the independent public accountants and the General Auditor.

3. Oversee the business risk management process that identifies, sources, measures, and prioritizes business and financial reporting risks, and monitor the effectiveness of the control and risk management processes established to manage those risks.

4. Provide to the independent public accountants and to the General Auditor a private, confidential audience at any time it is desired or requested, with or without the knowledge of management.

5. Review with the auditors (internal and external) and company management about the quality and acceptability of material financial reporting decisions and judgements.


Duties and Responsibilities
---------------------------
The primary duties and responsibilities of the Audit Committee shall be to:

1. On an annual basis, evaluate and select (subject to Board review and ratification) the independent certified public accountants for the Company after reviewing the following:

     *    Independence   of  the  independent  certified   public
       accountants

     * Quality of professional services provided to the Company of both an audit and non-audit nature

     *  Fees charged for both audit and non-audit services

     *  Comments and recommendations from management

2. Meet with the independent certified public accountants to review the scope of the audit for the current year and the audit procedures to be utilized. This review is to include the potential effects of business and financial statement risks on the company's control systems and quality of financial reporting, and a discussion of the extent to which the financial statements contain all disclosures that could reasonably be deemed "material" within the meaning of applicable requirements. At the conclusion of this meeting, review any comments or recommendations made by the independent certified public accountants.

3. Prior to the filing of each Quarterly Report on Form 10-Q and Annual Report on Form 10-K, or of any other report to be filed with the Securities and Exchange Commission containing significant financial information concerning the Company, review and discuss with management and the independent certified public accountants the financial statements and other financial information contained in the report. Except in the case of the Annual Report on Form 10-K (or any other report containing similar financial statements or information), such review and discussion may be conducted by the Chairman of the Committee, rather than the full Committee, at his/her discretion.

     Discussion of the Company's audited financial statements with the independent certified public accountants will include the following:

     * A common framework to assess financial reporting quality and facilitate a common vocabulary and understanding about quality among the Committee, management, and the certified public accountants.

     *   Consideration of the matters contemplated by SAS No.  61
       (Accounting  Standards Board - Communications  With  Audit
       Committees).

4.   Annually report to the Board of Directors that:

     * The Company's audited financial statements have been reviewed and discussed with the independent certified public accountants, including all required SAS No. 61 communications.

     * The Committee has executed its responsibility to oversee the independent certified public accountants. In particular, the Committee shall (a) require (and shall so report to the Board) that the independent certified public accountants deliver to the Committee a formal written statement delineating all relationships between such accountants and the Company and (b) engage in a dialogue with such accountants concerning any relationships or services that may impact their objectivity and independence and, in response to such statement, take, or recommend that the board take, appropriate action to satisfy itself as to the independence of such accountants.

     * The Company's financial statements be included in the Company's Annual Report on Form 10-K.

     * The required Audit Committee duties and responsibilities have been met for the most recently completed fiscal year.

5. Engage in such review and discussion as the Committee deems appropriate with regard to activities of the Internal Audit Department and the Compliance Department, bank regulatory examination reports and/or other regulatory reports and filings, the Company's Code of Conduct, and other legal, regulatory or other matters.


Processes
---------
Management shall prepare annually, for review and approval by the Committee, detailed procedures and processes for carrying on the Committee's duties and responsibilities.


Additional Authority
--------------------
The Audit Committee shall have the authority to direct an investigation by the independent certified public accountants and/or by the General Auditor into any matter related to the Company's business and affairs. In addition, the Audit Committee shall have the authority to utilize internal company resources, and to retain such outside counsel and/or other resources as it deems necessary at any time in carrying out the duties of the Committee.


Meetings
--------
The Committee will meet on an as needed basis, but will have a minimum of four regular meetings per year. Meetings will be called as needed to discuss any significant issues, including those related to the review of any 10-Q Report by the Company's independent certified public accountants.

It is intended that any management representative present withdraw for a period at the end of each meeting so as to permit discussion in private with the independent certified public accountants, or the General Auditor.


Review and Approval
-------------------
This Charter will be reviewed and assessed annually by the Audit
Committee, and approved by the Board of Directors on an annual basis.


Date of Latest Approval by Audit Committee:  May 22, 2000
                                             ------------
Date of Latest Approval by Board of Directors: May 23, 2000
                                               ------------

                  CAPITAL CITY BANK GROUP, INC.
                     217 North Monroe Street
                   Tallahassee, Florida 32301

             PROXY FOR ANNUAL MEETING OF SHAREOWNERS
                         APRIL 24, 2001

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareowner of Capital City Bank Group, Inc. (the "Company"), Tallahassee, Florida, do hereby nominate, constitute and appoint Randolph M. Pople and Dale A. Thompson, or any one of them (with full power to act alone), my true and lawful attorneys proxies with full power of substitution, for me and in my name, place and stead to vote all the shares of Common Stock of the Company, standing in my name on its books as of the close of business on Friday, March 9, 2001, at the annual meeting of its shareowners to be held at the Florida State Conference Center, 555 West Pensacola Street, Tallahassee, Florida, on Tuesday, April 24, 2001, at 4:00 p.m., or at any adjournments thereof with all the power the undersigned would possess if personally present.

         (Continued and to be signed on the other side)

                ANNUAL MEETING OF SHAREOWNERS OF

                  CAPITAL CITY BANK GROUP, INC.

                     Tuesday, April 24, 2001

                    PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions.
Have you control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS ---->

         Please Detach and Mail in the Envelope Provided

[x] Please mark your votes as in this example.


(1) To elect the three persons listed at right as Class I directors of the Company to serve a term of three years each, or until their successors are duly elected and qualified.

    Nominees: Cader B. Cox, III
              William G. Smith, Jr.
              John B. Wight, Jr.

FOR [ ]     WITHHOLD [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


----------------------------------------------

(2) To ratify the appointment of Arthur Andersen LLP as auditors for the Company for the fiscal year ending December 31,2001

FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

(3) In the discretion of the Board of Directors of the Company, to approve such other business properly coming before the meeting or any adjournment of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THESE PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
MAY BE REVOKED PRIOR TO ITS EXERCISE.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE GIVEN ON THE PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AS DETERMINED BY THE BOARD OF DIRECTORS ON ANY OTHER MATTER WHICH MAY PROPERLY BE BROUGHT AT THE MEETING.

The undersigned Shareowner(s) hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

Signature _______________________ Signature _______________________

Dated:______________

Note: When signed as attorney, personal representative, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If owned jointly, at least one joint owner must sign. If by a corporation please sign full name by president or other authorized officer. If by a partner ship please sign by an authorized person.